UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 3, 2011
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27231	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On November 3, 2011, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the third quarter of 2011.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	November 3, 2011 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: November 3, 2011	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

·	Third Quarter Revenues of $211.0 Million, up year-over-year from $119.9 Million
·	Adjusted Third Quarter EBITDA of $29.5 Million, or 14.0%, up year-over-year from $11.7 Million, or 9.8%
·	Third Quarter Cash Flow Generated From Operations of $24.8 Million, Excluding Acquisition Related Expenses Paid
·	Fourth Quarter Guidance of $230 - $240 Million of Revenues, $29 - $31 Million of Adjusted EBITDA

SAN DIEGO, CA, November 3, 2011 – Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading National Security Solutions provider, today reported third quarter 2011 revenues of $211.0 million, up from third quarter 2010 revenues of $119.9 million, and third quarter 2011 Adjusted EBITDA of $29.5 million, or 14.0% of revenues, up year-over-year from $11.7 million, or 9.8% of revenues, from the third quarter of 2010.   Kratos’ third quarter adjusted EBITDA margin of 14.0% reflects the continued successful integration of Kratos' strategic acquisitions and the related expected cost synergies, notably in the recently closed acquisition of Integral Systems.  The third quarter adjusted EBITDA rate of 14.0% also reflects a favorable program and contract mix for the quarter, including in the Cyber Security, Electronic Warfare, Electronic Attack and Intelligence, Surveillance and Reconnaissance related business areas.

Kratos' third quarter cash flow from operations of $24.8 million, excluding the payment of $7.0 million of acquisition expenses, also reflects the success of the integration of acquired businesses, and strong third quarter business mix.

Adjusted EBITDA reflects earnings before interest, taxes, depreciation, and amortization, and excludes discontinued operations, income related to SWAP instruments, acquisition related and stock compensation expenses and recovery of legal fees in connection with litigation.  The third quarter results reflect the contributions from the companies acquired in 2010, and the acquisition of Herley and Integral Systems, which were completed on March 25, 2011 and July 27, 2011, respectively.  Kratos' backlog and bid and proposal pipeline at the end of the third quarter were approximately $1.0 billion and $3.7 billion, respectively.  The vast majority of contract awards that Kratos receives are single award, funded contract vehicles.  Kratos includes no amounts from Indefinite Delivery, Indefinite Quantity (IDIQ), Government Wide Acquisition Contracts (GWACS) or other types of Multiple Award Contract’s (MACS) in its backlog, unless funded Task Orders have been awarded.

Eric DeMarco, President and Chief Executive Officer, said, “Kratos generated solid third quarter results in an obviously very challenging federal government budgetary and contracting environment.  During the third quarter, as a result of a favorable contract mix and the continued successful integration of the acquired businesses, including Integral Systems which closed during the third quarter, we achieved an EBITDA profit margin rate of 14 percent, generated cash flow from operations of just under $25 million and executed on our stated plan to delever the balance sheet after the recent acquisitions.  Additionally, we saw strong organic growth in our Public Security and Safety, Critical Infrastructure Security, and AEGIS BMD business areas, which helped offset weakness the entire industry is seeing in certain legacy services and information technology related business areas. Importantly, in Kratos' Critical Infrastructure Security business, during the third quarter we generated sequential organic growth of over 25%, as well as year over year pro forma organic growth of over 11%, with strength in the transportation, energy, power transmission and strategic asset security and surveillance areas.  This business, which makes up approximately 15 percent of Kratos today, is not DoD or Federal government funded, is growing rapidly, and is playing an increasingly important part for Kratos during these challenging federal government budgetary times.”

Kratos' contractual and operational highlights during the third quarter included:

·
Kratos closed the acquisition of Integral Systems, Inc., whose products, solutions and services help build, maintain and support some of the United States National Security’s most strategic satellite-based systems.

·	Kratos received a $15 million modification to a previously awarded contract to continue critical support services for the Office of the Chief of Naval Operations.
·
Kratos was awarded a contract by the U.S. Army Aviation and Missile Research Development and Engineering Center valued at up to $23 million to provide research, development, modeling and simulation capabilities for innovative research and development efforts in the highly coupled areas of modeling and simulation, computational fluid dynamics, aerodynamic heating and advanced weapons concepts.

·	Kratos received a $10 million contract for specialized equipment and products as part of a certain intelligence, surveillance and reconnaissance program.
·	Kratos received a multi-million dollar award for M1A2 Abrams Main Battle Tank Maintenance Training Systems.
·
Kratos received an award to provide specialized shelter and container products for the Littoral Combat Ship (LCS).  The contract calls for twelve of Kratos’ specialized container products to be used on three LCS vessels, as each LCS mission module requires four of these specialized products.

·	Kratos received a number of contract awards, many which cannot be publically announced, in the Strategic Asset, Critical Infrastructure Security and Public Safety areas.
·	Kratos was named a 2011 Top Simulation and Training Company by Military Training Technology magazine.

DeMarco concluded, “As we complete 2011, we believe that our strategic positioning is solid, and we  expect to see continued demand for Kratos offerings where we have proprietary or niche products, technology or solutions, including in the areas of ballistic missile defense, unmanned aerial systems, intelligence, surveillance and reconnaissance, electronic warfare, electronic attack, cyber warfare and critical infrastructure security, with weakness in the more labor intensive information technology, systems support and program management business areas.  Accordingly, for the fourth quarter we are forecasting revenues to increase to approximately $230 to $240 million, and Adjusted EBITDA of approximately $29 to $31 million.  We are also reiterating our previous guidance for second half 2011 cash flow from operations excluding payment of acquisition related expenses.  As we move forward, we are focused on operational execution, completing the successful integration of Integral Systems, continuing to generate strong free cash flow and meeting our previously communicated free cash flow targets, delevering and increasing the value of the business.”

Management will discuss the financial results in a conference call beginning at 1:30 p.m. Pacific (4:30 p.m. Eastern) today. Analysts and institutional investors may participate in the conference call by dialing 866-393-0674, referencing the call by ID number 19388629.  The general public may access the conference call by dialing (877) 344-3935 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) is a specialized National Security Technology business providing mission critical products, services and solutions for United States National Security priorities.  Kratos’ core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos’ areas of expertise include C5ISR, unmanned systems, cyber warfare, cyber security, information assurance, critical infrastructure security and weapons systems sustainment.  Kratos, including the recent acquisition of Integral, has primarily an engineering and technical oriented work force of approximately 3,900, many of whom hold an active National Security clearance, including Secret, Top Secret and higher.  The vast majority of Kratos’ work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos’ primary end customers are United States Federal Government agencies, including the Department of Defense, classified agencies, intelligence agencies and Homeland Security related agencies.  News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding financial performance, bid and proposal pipeline, demand for its products and services, performance of key contracts, and market and industry developments. Such statements are only predictions, and the Company’s actual results may differ materially. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of the availability of government funding for the Company's products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011), risks of increases in the Federal government initiatives related to in-sourcing; risks related to security breaches, including cyber security attacks or other significant disruptions of our information systems; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; and risks that the current economic environment will adversely impact our business. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 26, 2010, and in subsequent reports on Forms 10-Q and 8-K and in other filings made with the Securities and Exchange Commission by the Company.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA, excluding losses from discontinued operations, transaction and other acquisition costs, recovery of legal fees in connection with litigation, stock compensation expense and income from SWAP instruments, and the associated margin rates, are considered non-GAAP financial measures.  Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-operational  items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with GAAP.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2011	2010	2011	2010

Service revenues	$ 97.6	$ 75.8	$ 252.7	$ 211.5
Product sales	113.4	44.1	252.2	76.2
Total revenues	211.0	119.9	504.9	287.7
Cost of service revenue	71.8	60.0	190.1	166.2
Cost of product sales	79.0	35.5	181.8	62.0
Total costs	150.8	95.5	371.9	228.2
Gross profit - services	25.8	15.8	62.6	45.3
Gross profit - products	34.4	8.6	70.4	14.2

Gross profit	60.2	24.4	133.0	59.5

Selling, general and administrative expenses	30.1	13.1	69.4	33.8
Recovery of legal fees in connection with litigation	-	(1.4)	-	(1.4)
Merger and acquisition expenses	3.7	0.4	11.3	1.5
Research and development expenses	3.3	0.5	5.1	1.6
Depreciation	1.2	0.5	2.6	1.3
Amortization of intangible assets	11.9	2.9	24.5	6.2
Operating income	10.0	8.4	20.1	16.5
Interest expense, net	(15.0)	(6.4)	(34.8)	(15.8)
Other income (expense), net	(0.3)	0.2	-	0.8
Income (loss) from continuing operations before income taxes	(5.3)	2.2	(14.7)	1.5
Provision (benefit) for income taxes	1.6	(1.1)	1.3	(12.5)
Income (loss) from continuing operations	(6.9)	3.3	(16.0)	14.0
Income (loss) from discontinued operations, net of taxes	-	(0.1)	0.4	0.1
Net income (loss)	$ (6.9)	$ 3.2	$ (15.6)	$ 14.1

Basic income (loss) per common share:
Income (loss) from continuing operations	$ (0.22)	$ 0.21	$ (0.63)	$ 0.87
Income (loss) from discontinued operations, net of taxes	-	(0.01)	0.01	0.01
Net income (loss)	$ (0.22)	$ 0.20	$ (0.62)	$ 0.88

Diluted income (loss) per common share:
Income (loss) from continuing operations	$ (0.22)	$ 0.20	$ (0.63)	$ 0.85
Income (loss) from discontinued operations, net of taxes	-	(0.01)	0.01	0.01
Net income (loss)	$ (0.22)	$ 0.19	$ (0.62)	$ 0.86

Weighted average common shares outstanding
Basic	30.8	16.1	25.3	16.0
Diluted	30.8	16.3	25.3	16.4

Adjusted EBITDA (1)	$ 29.5	$ 11.7	$ 64.8	$ 26.8

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus loss from discontinued
operations, interest expense, net other (income) related to SWAP instruments, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, and acquisition related expenses less recovery of legal fees in connection with litigation.

Adjusted EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided Adjusted
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net income to Adjusted EBITDA:

Reconciliation of Net income (loss) to Adjusted EBITDA is as follows:

	Three Months Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2011	2010	2011	2010

Net income (loss)	$ (6.9)	$ 3.2	$ (15.6)	$ 14.1
(Income) loss from discontinued operations	-	0.1	(0.4)	(0.1)
Acquisition expenses	3.7	0.4	11.3	1.5
Interest expense, net	15.0	6.4	34.8	15.8
Other income related to SWAP instruments	-	(0.2)	(0.3)	(0.7)
Provision (benefit) for income taxes	1.6	(1.1)	1.3	(12.5)
Depreciation	3.3	1.0	6.9	2.5
Stock compensation	0.9	0.4	2.3	1.4
Recovery of legal fees in connection with litigation	-	(1.4)	-	(1.4)
Amortization of intangible assets	11.9	2.9	24.5	6.2

Adjusted EBITDA	$ 29.5	$ 11.7	$ 64.8	$ 26.8

	-more-

Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2011	2010	2011	2010
Revenues:
Government Solutions	$ 178.6	$ 110.2	$ 421.3	$ 263.3
Public Safety & Security	32.4	9.7	83.6	24.4
Total revenues	$ 211.0	$ 119.9	$ 504.9	$ 287.7

Operating income (loss) from continuing operations:
Government Solutions	$ 10.8	$ 7.1	27.1	17.7
Public Safety & Security	3.7	0.7	6.6	0.7
Other activities	(4.5)	0.6	(13.6)	(1.9)
Total operating income (loss) from continuing operations	$ 10.0	$ 8.4	$ 20.1	$ 16.5

Note: Other activities in the three and nine months ended September 25, 2011 include acquisition expenses of $3.7 million and $11.3 million, respectively.
Other activities in the three and nine months ended September 26, 2010 include acquisition expenses of $0.4 million and $1.5 million, respectively, related to the DEI Services Corporation and Gichner Holdings, Inc. acquisitions and recovery of legal fees in connection with litigation of $1.4 million.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2011	2010	2011	2010

PSS	4.4	0.8	8.5	1.2
% of revenue	13.6%	8.2%	10.2%	4.8%
KGS	25.1	10.9	56.3	25.6
% of revenue	14.1%	9.9%	13.4%	9.7%
Total	29.5	11.7	64.8	26.8
% of revenue	14.0%	9.8%	12.8%	9.3%

	-end-